UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 29, 2021

KIEWIT ROYALTY TRUST

(Exact name of registrant as specified in its charter)

Nebraska	000-10810	47-6131402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Trust Division U.S. Bank National Association 1700 Farnam Street Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

(402) 536-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

The Kiewit Royalty Trust (the “Trust”) was established by a trust indenture agreement (the “Trust Indenture”) originally dated May 17, 1982, as amended, between Peter Kiewit Sons’, Inc., (the “Trustor”), and Omaha National Bank, Omaha, Nebraska. U.S. Bank National Association is the current acting Trustee of the Trust (the “Trustee”).

The Trust owns royalty interests and overriding royalty interests in four coal mine leases. The Trust is a ministerial trust which distributes the available revenues from these coal mines to its Unitholders. The coal industry has struggled in recent years, resulting in only two of the four coal mines generating royalty payments for the benefit of the Trust.

The Trust Indenture contemplates termination of the Trust due to insufficient revenue. The Trust believes it will not receive any additional royalty payments and without such payments cannot continue operating due to the aforementioned recent events.

Item 8.01 Other Events.

On October 29, 2021, the Trust filed a voluntary petition to terminate (the “Petition”) in the County Court of Douglas County, Nebraska (the “Court”). The Trust filed the Petition requesting the Court to approval certain actions and then allow the Trust to liquidate all of its assets and wind up operations of the Trust pursuant to the terms of the Trust Indenture.

Specifically, the Petition requests the Court to: (i) find the value of the Trust’s property is insufficient to justify the cost of administration; (ii) find the Trust’s termination to further the Trust’s purposes and be in accordance with the Trustor’s probable intention; (iii) approve the Trustee’s actions to sell the Trust assets; (iv) approve and ratify the Letter Agreement with Navajo Transitional Energy Company, LLC, a copy of which was filed by the Trust as Exhibit 10.1 to the Current Report on Form 8-K with the SEC on August 3, 2021; (v) approve, ratify, and confirm the auction sale of the balance of the Trust properties by EnergyNet.com to Spartan Energy, LLC, as further described in the Current Report on Form 8-K filed by the Trust with SEC on October 5, 2021; (vi) approve the Trust’s termination; and (vii) approve the Trustee’s pro rata distribution of sale proceeds, net of Trust expenses, to the Unitholders upon completion of the sales and for the Trust to wind up its operations.

If the Court approves the Trust’s plans in the Petition, the Trust anticipates that it will wind up its operations in the first quarter of 2022. The assigned hearing date with the Court is December 29, 2021 at 10:30 a.m Central time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIEWIT ROYALTY TRUST

By: U.S. Bank National Association in its capacity as Trustee and not in its individual capacity or otherwise

Dated: October 29, 2021

By:	/s/ G. Rosanna Moore
G. Rosanna Moore, Vice President and Trust Advisor

(The Trust does not have a principal financial or chief accounting officer or any other officers.)

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